UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a Stock Purchase Agreement dated as of November 25, 2015 made and entered into by and among VeriTeQ Corporation (the “Company”), The Brace Shop, LLC, a Florida limited liability company (“The Brace Shop”) and Lynne Shapiro (the “Seller”), the Company agreed to acquire (the “Acquisition”), all of the issued and outstanding membership interests of The Brace Shop (the “Stock”), from the Seller, the current sole owner of all of the Stock (the “Purchase Agreement”). The Brace Shop operates as an online retailer of orthopedic braces and related medical devices and, according to The Brace Shop’s management, had annual unaudited revenues of approximately $7 million for the year ended December 31, 2014.

Pursuant to the terms of the Purchase Agreement, the aggregate purchase price for the Stock is (i) $250,000 in cash, $125,000 of which was paid to the Seller upon the execution of the Purchase Agreement and the remaining $125,000 payable, subject to certain conditions, within four business days after the closing of the Acquisition, (ii) one unit of the Company’s to be established Series E Preferred Stock which is convertible into 84.9% of the issued and outstanding shares of common stock, par value $0.00001, of the Company (the “Common Stock”), on a fully diluted basis, and (iii) a goldenshare in the form of a warrant (the “Goldenshare”), exercisable for that number of shares of Common Stock required to insure that the Series E Preferred Stock issued as part of the purchase price to the Seller is convertible into 84.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis. At the closing of the Acquisition, the Company’s current Chief Executive Officer will receive a unit of the Series E Preferred Stock convertible into 3.9% of the issued and outstanding Common Stock on a fully-diluted basis. The units of Series E Preferred Stock and the Goldenshare shall not be convertible until the date six (6) months from the date of the Closing of the Acquisition. In addition, upon the closing of the Acquisition, pursuant to the Purchase Agreement, the Company will pay a consultant $50,000 (less $10,000 that was paid upon the execution of the Purchase Agreement), and issue the consultant a 3 year warrant to purchase, at an exercise price of $0.01 per share, 2.99% of the issued and outstanding Common Stock, which warrant may be exercisable on a cashless basis.

The aforementioned payment by the Company of $125,000 to the Seller was financed by the sale of a senior secured convertible promissory note in the aggregate principal amount of $147,059 (the “Note”) to an institutional investor who previously purchased convertible debt from the Company (the “Investor”). The Note bears interest at a rate of 12% per annum, with principal and interest due on November 25, 2016. The Note is convertible into shares of Common Stock at a conversion price equal to the lesser of (i) $0.015 per share, and (ii) 60% of the average of the three lowest trading prices during the ten trading days prior to conversion, and contains full-ratchet anti-dilution provisions. The Company currently anticipates that the remaining $125,000 cash portion of the purchase price for the Acquisition, the $50,000 consulting fee and all other costs and expenses relating to the Acquisition and the Company’s ongoing operations will be funded through the sale of additional senior secured convertible promissory notes to the Investor on terms substantially identical to that of the Note.

The Purchase Agreement contemplates that all interest, principal and any other required payments on all debt instruments of the Company that are outstanding as of the date of the Purchase Agreement (but excluding the Note) shall only be paid through the issuance of shares of Common Stock. All options, warrants, shares of preferred stock and other securities of the Company outstanding as of the date of the Agreement shall remain in place on the terms set forth in each of such securities, except that all options, warrants and shares of preferred stock shall be converted into Common Stock within six months of the date of closing of the Acquisition or cancelled. The Purchase Agreement also requires that all current directors and officers of the Company resign their positions effective as of the closing of the Acquisition.

The closing of the Acquisition is subject to a number of other conditions including, but not limited to, the Company becoming current in its reporting requirements under the Federal Securities Laws.

While the Company currently believes that the closing of the Acquisition will take place in January 2016, there can be no assurance that such Closing will occur during such time or at all, or that the terms of the Acquisition as set forth in the Purchase Agreement will not materially change. Moreover, the Company currently has limited funds and no assurances can be given that it will be able to raise any additional funds on terms acceptable to the Company, or at all, or that the Company will be able to continue as a going concern. The failure to do so could result in the Company not being able to effectuate the Acquisition.

The foregoing descriptions of the Purchase Agreement and the Note are summaries only, do not purport to be complete and are each qualified in their entirety by reference to such documents, copies of which are filed herewith as Exhibits 10.1 and 10.2. The description of the Series E Preferred Stock, the consultant warrants and the Goldenshare are summary descriptions only, the definitive terms of which other than described herein will be set forth in the definitive documents to be delivered at the closing of the Acquisition.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01.   Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements And Exhibits.

 (d)            Exhibits.

The press release announcing the Acquisition furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of November 25, 2015 by and among VeriTeQ Corporation, The Brace Shop, LLC, and Lynne Shapiro.

10.2	Convertible Promissory Note dated November 25, 2015 between the Registrant and the Investor

99.1	Press Release dated December 2, 2015

Special Note Regarding Forward-Looking Statements,

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ’s ability to continue to raise capital to fund its operations, the Acquisition and all costs and expenses related thereto including, but not limited to, becoming current in its reporting requirements under the Federal Securities Laws; as well as other risks. Additional information about these and other factors may be described in VeriTeQ’s Form 10-K, filed on April 14, 2015, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: December 2, 2015	/s/ Scott R. Silverman
Scott R. Silverman
Chairman and Chief Executive Officer